EXHIBIT 4.9
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                                 TRUST AGREEMENT
                         OF PP&L CAPITAL FUNDING TRUST I


     This TRUST AGREEMENT of PP&L Capital Funding Trust I (the "Trust"), dated as of September 21, 1999, among (i) PP&L Resources, Inc., a Pennsylvania corporation (the "Depositor"), (ii) The Chase Manhattan Bank, a New York banking corporation (the "Property Trustee"), as trustee of the Trust, (iii) Chase Manhattan Bank Delaware, a Delaware banking corporation (the "Delaware Trustee"), as trustee of the Trust, and (iv) James E. Abel, an individual employed by the Depositor or one of its affiliates, as trustee of the Trust (the "Administrative Trustee")(the Administrative Trustee, together with any administrative trustees appointed by the Depositor after the date hereof, the "Administrative Trustees")(each of such trustees in (ii), (iii) and (iv) a "Trustee," and collectively, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "PP&L Capital Funding Trust I", in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of


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trust with the Secretary of State of the State of Delaware in accordance with the provisions of the Business Trust Act.

     3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Trust Securities and Common Trust Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

     4. Each of the Administrative Trustees and the Depositor, acting singularly or together, (and, in the case of (iv) below, John R. Biggar and James E. Abel, each as an authorized representative of the Trust who may act singularly or together on behalf of the Trust) are hereby authorized and directed (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement") (including any pre-effective or post-effective amendments thereto), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Trust Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Trust Securities of the Trust under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended; (ii) to prepare and file with one or more national securities exchanges (each, an "Exchange") or the National Association


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of Securities Dealers ("NASD") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Trust Securities to be listed on any such Exchange or the NASD's Nasdaq National Market, (iii) to prepare, file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Trust Securities under the securities or blue sky laws of such jurisdictions as the Depositor or the Administrative Trustee, on behalf of the Trust, may deem necessary or desirable and (iv) to negotiate, execute, deliver and perform, on behalf of the Trust, such underwriting agreements with one or more underwriters relating to the offering of the Preferred Trust Securities in such form as the Depositor shall approve.

     In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, any Exchange, the NASD or state securities or blue sky laws, to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its or her capacity as Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Property Trustee and the Delaware Trustee, in their capacities as Trustees of the Trust, respectively, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, any Exchange, the NASD or state securities or blue sky laws.


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     In connection with the filings referred to in this Section 4, John R.
Biggar, James E. Abel and Robert J. Grey, and each of them, are hereby constituted and appointed as the true and lawful attorneys-in-fact and agents for the Depositor and each Administrative Trustee, with full power of substitution and resubstitution, for the Depositor or such Trustee or in the Depositor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all filings and amendments (including post-effective amendments) to any of such filings (including the 1933 Act Registration Statement and the 1934 Act Registration Statement) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, the Exchange and securities or blue sky administrators, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

     5. This Trust Agreement may be executed in one or more counterparts.

     6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be set forth in the amended and restated Trust Agreement or shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall be either a natural person who is a resident of the State of Delaware, or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled


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to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days prior written notice to Depositor.

     7. The Depositor shall have the right to dissolve the Trust at any time prior to the issuance of any Preferred Trust Security. Upon dissolution of the Trust pursuant to this Section 7, each of the Administrative Trustees, acting singly, is hereby authorized to prepare, execute and file a Certificate of Cancellation in respect of the Trust with the Secretary of State of the State of Delaware.

     8. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).



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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                                        PP&L RESOURCES, INC.,
                                           as Depositor


                                        By: /s/ James E. Abel
                                           -----------------------------------
                                           Name: James E. Abel
                                           Title: Vice President - Finance and
                                                     Treasurer



                                        THE CHASE MANHATTAN BANK,
                                           as Trustee


                                        By: /s/ Francine Springer
                                           ------------------------------------
                                           Name: Francine Springer
                                           Title: Assistant Vice President



                                        CHASE MANHATTAN BANK DELAWARE,
                                           as Trustee


                                        By: /s/ Denis Kelly
                                           ------------------------------------
                                           Name: Denis Kelly
                                           Title: Assistant Vice President


                                          /s/ James E. Abel
                                        ---------------------------------------
                                        JAMES E. ABEL, as Trustee



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                              CERTIFICATE OF TRUST

                                       OF

                          PP&L CAPITAL FUNDING TRUST I

     THIS CERTIFICATE OF TRUST of PP&L Capital Funding Trust I (the "Trust"), dated as of September 21, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. Section 3801 et seq.).

     1. Name. The name of the business trust formed hereby is PP&L Capital Funding Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, 9th Floor, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the only trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                        THE CHASE MANHATTAN BANK,
                                        not in its individual capacity
                                        but solely as trustee


                                        By: /s/ Francine Springer
                                           ------------------------------------
                                           Name: Francine Springer
                                           Title: Assistant Vice President


                                        CHASE MANHATTAN BANK DELAWARE,
                                        not in its individual capacity
                                        but solely as trustee


                                        By: /s/ Denis Kelly
                                           ------------------------------------
                                           Name: Denis Kelly
                                           Title: Assistant Vice President

                                          /s/ James E. Abel
                                        ----------------------------------------
                                        JAMES E. ABEL, not in his individual
                                        capacity but solely as trustee